UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 13, 2025

IT TECH PACKAGING, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

001-34577	20-4158835
(Commission File Number)	(IRS Employer Identification No.)

Science Park, Juli Road Xushui District, Baoding City Hebei Province, People’s Republic of China	072550
(Address of principal executive offices)	(Zip Code)

(86) 312-8698215

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ITP	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 13, 2025, IT Tech Packaging, Inc. (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with an institutional investor named on the signature page thereto (the “Purchaser”), pursuant to which the Company agreed to sell and issue to the Purchaser, in a public offering that included certain additional other purchasers, an aggregate of 6,899,500 shares (the “Shares”) of common stock, par value $0.001 (“Common Stock”), at a purchase price of $0.20 per Share, for aggregate gross proceeds to the Company of approximately $1.4 million, before deducting the placement agent fees and estimated offering expenses payable by the Company (the “Offering”).

The Shares were offered pursuant to a shelf registration statement on Form S-3 (File No. 333-268944), which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on April 14, 2023, and a related prospectus supplement, dated May 13, 2025, related to the Offering. The Purchase Agreement contains customary representations, warranties, and agreements of the Company and the Purchaser and customary indemnification rights and obligations of the parties. Pursuant to the Purchase Agreement, the Company agreed for a period of ninety (90) days following the closing of the Offering not to issue, enter into an agreement to issue or announce the issuance or proposed issuance of shares of Common Stock or any Common Stock Equivalents (as defined in the Purchase Agreement), subject to certain exceptions. The Company has also agreed for a period of ninety (90) days following the date of the Purchase Agreement not to enter into any Variable Rate Transactions (as defined in the Purchase Agreement), subject to certain exceptions. Pursuant to the Purchase Agreement the Company's directors and officers agreed to be subject to a lock-up period of ninety (90) days following the closing of the Offering.

Pursuant to a placement agency agreement dated as of May 13, 2025 (the “Placement Agency Agreement”), the Company engaged Maxim Group LLC (“Maxim”) to act as the lead placement agent in connection with the Offering. The Company agreed to pay Maxim a cash fee equal to (i) 7.0% of the aggregate gross proceeds from the sale of the Shares and (ii) reimburse Maxim for all reasonable and documented out-of-pocket expenses, including the reasonable fees, costs, and disbursements of its legal counsel of $50,000.

The Offering closed on May 14, 2025.

The foregoing descriptions of the Purchase Agreement and the Placement Agency Agreement are qualified in their entirety by reference to the full text of the forms thereof, which are attached as Exhibit 10.1 and Exhibit 10.2, respectively hereto and incorporated by reference herein.

A copy of the opinion of Fennemore Craig, P.C., relating to the validity of the Shares is filed herewith as Exhibit 5.1.

Item 8.01 Other Events.

On May 13, 2025, the Company issued a press release announcing the pricing of the Offering. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description
5.1	Opinion of Fennemore Craig, P.C.
10.1	Form of Securities Purchase Agreement, dated May 13, 2025
10.2	Placement Agency Agreement, dated May 13, 2025 by and between IT Tech Packaging, Inc, and Maxim Group LLC
99.1	Press Release, dated May 13, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IT TECH PACKAGING, INC.

Date: May 14, 2025	By:	/s/ Zhenyong Liu
		Name:	Zhenyong Liu
		Title:	Chief Executive Officer

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